Exhibit 99.1



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FOR IMMEDIATE RELEASE
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Contact:    Raymond Martz, Treasurer, +301/941-1516

    LASALLE HOTEL PROPERTIES ACQUIRES THE HILTON SAN DIEGO GASLAMP QUARTER
                   Company Provides Preliminary 2005 Outlook

         BETHESDA, MD, January 6, 2005 -- LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired the Hilton San Diego Gaslamp Quarter for $85.0 million. The upscale full-service hotel is located in the heart of the Gaslamp historic district in downtown San Diego, across the street from the San Diego Convention Center, two blocks from PETCO Park, the new home of the San Diego Padres baseball team, and just three miles from San Diego International Airport. Featuring 282 well-appointed guestrooms, the hotel will continue to be operated pursuant to a Hilton franchise agreement, and will be managed by Davidson Hotel Company.


         The Hilton San Diego Gaslamp Quarter opened in 2000, and is part of a mixed-use complex which includes street-level retail shops and restaurants, parking facilities, and a full-service spa. The Company's acquisition includes the hotel, a 116-seat upscale restaurant named New Leaf, the 4,600 square foot leased Artesia Day Spa, parking facilities, an outdoor swimming pool, whirlpool, fitness center and a sundeck. The street-level retail shops and Lou & Mickey's Steakhouse will continue to be owned by the seller of the hotel as a separate condominium ownership unit.


         "We are very pleased to have acquired this preeminent asset located in the heart of downtown San Diego's fastest growing area," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "The San Diego hotel market has outperformed through the economic downturn, benefiting from healthy convention, meeting and leisure travel. We expect San Diego to continue to be one of the best performing markets in the U.S."


         The 282 guestrooms and suites are contained in two separate buildings. The main tower includes 252 guestrooms, while the adjacent Enclave tower contains 30 luxuriously appointed suites. The popular and unique Enclave suites include Frette linens, whirlpool tubs, elevated ceilings, and an exclusive secure private entrance. The hotel's lobby, restaurant, public areas and guestrooms feature a highly acclaimed modern high-style design that has been extremely well received by those visiting and conducting meetings in San Diego.



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LHO ACQUIRES THE HILTON SAN DIEGO GASLAMP QUARTER --


         The hotel contains approximately 7,800 square feet of interior meeting and function space comprising eight state-of-the-art meeting rooms. The property also has access to two separate outdoor meeting areas encompassing approximately 31,800 square feet of usable meeting and function space. These areas are perfect venues for large groups who wish to take advantage of San Diego's excellent year round- weather.


         "The hotel is well positioned to fully benefit from the growth in the national and local economies," said Mr. Bortz. "San Diego has consistently been a top performing metropolitan area. It has one of the lowest unemployment rates in the nation, a diversified and expanding workforce, a booming suburban and downtown housing market, and of course, some of the best year-round weather in the United States. The hotel is strategically located directly across the street from the recently expanded San Diego Convention Center, which has become one of the most popular meeting venues in the United States. Additionally, the hotel is in the heart of the city's fast growing famous Gaslamp district, which is the major entertainment, restaurant and shopping area in downtown San Diego."


         LaSalle has chosen Davidson Hotel Company to manage the 282-room/suite hotel. Davidson Hotel Company has extensive experience managing Hilton franchised properties throughout the country.


         "We are excited to expand our already diverse list of hotel managers to include Davidson Hotel Company," continued Mr. Bortz. "Davidson, which currently manages 23 hotels, has a great reputation and a proven track record of managing upscale branded properties throughout the country."


         Davidson Hotel Company President Wilton D. Hill said, "We are extremely pleased to have been selected by LaSalle Hotel Properties to manage this outstanding hotel in one of the premier lodging markets in the United States. We are confident that our customer-focused management approach will bring outstanding results for the Hilton San Diego Gaslamp Quarter."


Fourth Quarter 2004 Estimates
-----------------------------
         The Company anticipates that fourth quarter 2004 Net Income/(Loss) will be between ($0.4) million and $0.2 million ($0.01 net loss per diluted share to $0.01 net income per diluted share), earnings before interest, taxes, depreciation and amortization ("EBITDA") will be between $15.0 million and $15.6 million and Funds from Operations ("FFO") will be between $10.1 million and $10.7 million ($0.34 to $0.36 per diluted share/unit). This FFO expectation is consistent with the Company's previous FFO outlook of $0.37 to $0.39 per diluted share, after adjustments are made for the 1.75 million common shares issued in


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LHO ACQUIRES THE HILTON SAN DIEGO GASLAMP QUARTER --


November 2004 ($0.01 per share negative impact to FFO) and the Chaminade acquisition in November 2004 ($0.02 per share negative impact to FFO).


2005 Outlook
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         The Company's outlook for 2005, assuming a continually improving economy and travel trends, and including the positive impact of the acquisitions of the Hilton San Diego Gaslamp Quarter (January 6, 2005) and the Chaminade Resort and Executive Conference Center (November 18, 2004), is as follows:


Net Income/(Loss)      $11.9 million - $14.9 million ($0.39  - $0.49 per
                       diluted share);

FFO                    $59.7 million - $62.7 million ($1.95 - $2.05 per
                       diluted share/unit); and

EBITDA                 $94.2 million - $97.2 million.


This 2005 outlook is based on the following major assumptions:

     -   Portfolio RevPAR growth of 7.5 percent to 9.5 percent over 2004;

     - Portfolio hotel margins increasing 100 to 150 basis points over 2004;

     - Positive impact of the Hilton Gaslamp and Chaminade acquisitions (approximately 8% EBITDA yield on Gaslamp and 12% EBITDA yield on Chaminade);

     - Corporate general and administrative expenses of approximately $9.2 million;

     - Total capital investments of approximately $52.0 million, including $2.5 million related to Gaslamp and Chaminade;

     -   Income tax (benefit) / expense of ($1.0 million) to $0.2 million;

     - Average weighted outstanding debt of approximately $380.0 million (which includes LaSalle's $13.9 million portion of the joint venture debt related to the Chicago Marriott), and,

     -   Average weighted fully diluted shares/units of 30.6 million.

     The Company has scheduled a conference call on January 10, 2005 at 4:30 p.m. ET to discuss its recent acquisitions and its 2005 Outlook.

To participate in the conference call, please follow the steps listed below:

            1. Reserve a line for the conference call with Susan Patterson by January 9, 2005 at 301-941-1504;

            2. On January 10, 2005 dial (800) 967-7140 approximately ten minutes before the call begins (4:20 p.m. ET);

            3. Tell the operator that you are calling for the LaSalle Hotel Properties' Conference Call; and

            4. State your full name and company affiliation and you will be connected to the call.


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LHO ACQUIRES THE HILTON SAN DIEGO GASLAMP QUARTER --

     A live webcast of the conference call will also be available through the Company's website. To access, log on to www.lasallehotels.com at least 15 minutes prior to the call. A replay of the conference call will be archived and available online through the Investor Relations section of www.lasallehotels.com.

     Davidson Hotel Company is a full-service company providing management, development, consulting and accounting expertise for the hospitality industry. The company currently manages 23 hotels across the United States under such flags as Marriott, Renaissance, Hilton, Radisson and Holiday Inn. These hotels represent 6,300 rooms and 3,200 employees. Additional information can be found on the company's website at www.davidsonhotels.com.

     The Hilton San Diego Gaslamp Quarter was developed by S.D. Malkin Properties, Inc. S.D. Malkin is known for innovative hotel, retail and residential development projects such as the Cable Building Lofts in the Hillcrest area of San Diego and Two Rodeo Drive, a luxury retail project in Beverly Hills. In Europe, S.D. Malkin's affiliate, Value Retail PLC is developing its eighth upscale outlet village in a portfolio that serves London, Paris, Madrid, Barcelona, Brussels, Milan, Frankfurt and Munich. S.D. Malkin has offices in Greenwich, Connecticut and San Diego, California. Value Retail PLC is headquartered in London, England.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 20 upscale and luxury full-service hotels, totaling approximately 6,600 guest rooms in 15 markets in 10 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company and the Kimpton Hotel & Restaurant Group, LLC.

The Company considers the non-GAAP measure of funds from operations ("FFO") to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company's operations. The Company believes that excluding the effect of gains or losses from debt restructuring, extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization ("EBITDA") to be a key measure of the Company's performance and should be considered along with, but not as an alternative to, net income as a measure of the Company's operating performance. Most industry investors consider EBITDA as a measurement of performance that is helpful in evaluating a REIT's operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are listed in the Company's Form 10-K for the year ended December 31, 2003 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                     # # #

                             Additional Contacts:
                             --------------------

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties - 301/941-1500


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LHO ACQUIRES THE HILTON SAN DIEGO GASLAMP QUARTER --

      For additional information or to receive press releases via e-mail, please visit our website at
                            www.lasallehotels.com
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